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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
Balanced Care Corporation

We consent to the use of our reports included herein and to the reference to our Firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP
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KPMG PEAT MARWICK LLP
Philadelphia, Pennsylvania
January 14, 1998